Exhibit 5.1

                              [BSAI LETTERHEAD]


                               April 10, 2000


Kramont Realty Trust
Plymouth Plaza
580 West Germantown Pike
Plymouth Meeting, Pennsylvania 19462


Re:  Kramont Realty Trust: Registration
     Statement on Form S-4

Ladies and Gentlemen:

     We have served as Maryland counsel to Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), Kranzco Realty Trust, a Maryland real estate investment trust ("Kranzco"), KRT Trust, a Maryland real estate investment trust ("KRT Trust"), and CV Reit, Inc., a Delaware corporation ("CV"), in connection with certain matters of Maryland law arising out of the issuance by the Company of (i) up to 19,756,915 shares (the "Merger Common Shares") of common shares of beneficial interest of the Company, par value $.01 per share ("Common Shares"), (ii) up to 1,235,000 shares (the "Merger B-1 Shares") of Series B-1 Cumulative Convertible Preferred Shares of beneficial interest of the Company, par value $.01 per share (the "B-1 Shares"), and
(iii) up to 2,070,000 shares (the "Merger D Shares") of Series D Cumulative Redeemable Preferred Shares of beneficial interest of the Company, par value $.01 per share (the "D Shares"), to the shareholders of KRT Trust and to the stockholders of CV, in connection with the merger (the "Merger") of KRT Trust and CV with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of December 10, 1999, as amended on March 30, 2000 (the "Merger Agreement"), among the Company, Kranzco, KRT Trust and CV, as described in the above-referenced Registration Statement (the "Registration Statement"), filed under the Securities Act of 1933, as amended (the "1933 Act") on April 10, 2000. Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     The Merger Common Shares, Merger B-1 Shares and Merger D Shares are collectively referred to herein as the "Merger Shares."

     The Common Shares, B-1 Shares and D Shares are collectively referred to herein as the "Shares."

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the "Commission"), including the related form of Joint Proxy Statement/Prospectus included therein;

     2. The Declaration of Trust of the Company (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

     4. Resolutions adopted by the Board of Trustees of the Company, or a duly authorized committee thereof, relating to (a) the approval of the Merger and the Merger Agreement and (b) the issuance of the Merger Shares (collectively, the "Resolutions"), certified as of the date hereof by an officer of the Company;

     5. The Merger Agreement, certified as of the date hereof by an officer of the Company;

     6. A certificate of the SDAT, as of a recent date, as to the good standing of the Company;

     7. A certificate executed by an officer of the Company, dated the date hereof;

     8. The form of Articles of Merger substantially in the form to be filed with the SDAT; and

     9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company, Kranzco or KRT Trust) is duly authorized to do so.

     3. Each of the parties (other than the Company, Kranzco or KRT Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of the documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from such documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. All requisite corporate action on the part of CV to approve the Merger will be duly and properly taken. Articles of Merger (the "Articles of Merger") will be filed with and accepted for record by the SDAT and a Certificate of Merger will be filed with the Secretary of State of the State of Delaware.

     6. The Merger Shares will not be issued or transferred in violation of any restriction or limitation contained in the Declaration.

     7. Upon any issuance of Merger Common Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration.

     8. Upon any issuance of Merger B-1 Shares, the total number of B-1 Shares issued and outstanding will not exceed the total number of B-1 Shares that the Company is then authorized to issue under the Declaration.

     9. Upon any issuance of Merger D Shares, the total number of D Shares issued and outstanding will not exceed the total number of D Shares that the Company is then authorized to issue under the Declaration.

     10. Upon any issuance of Merger Shares, the total number of Shares issued and outstanding will not exceed the total number of Shares that the Company is then authorized to issue under the Declaration.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     Upon the acceptance by the SDAT of the Articles of Merger, the Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     The Merger Shares will have been duly and validly authorized and, when and if issued in accordance with the Resolutions and otherwise in accordance with the Merger Agreement and the Articles of Merger, will be duly and validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. Accordingly, it may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

               Very truly yours,


               /s/ Ballard Spahr Andrews & Ingersoll, LLP
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